UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2003

Alcan Inc.

(Exact name of Registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)
1-3677	Inapplicable

Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices, including postal code)

(514) 848-8000

(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

(a)     On December 15, 2003, Alcan Inc. (“Alcan”) acquired certain securities of Pechiney, a société anonyme organized under the laws of France (“Pechiney”), tendered pursuant to Alcan’s third-party tender offers (the “Offers”) to acquire all of the outstanding common shares (the “Pechiney Common Shares”), the bonus allocation rights, each bonus allocation right entitling the holder to 0.1 of a Pechiney Common Share (the “Pechiney Bonus Allocation Rights”), the American depositary shares, each American depositary share representing one-half of one Pechiney Common Share (the “Pechiney ADSs”) and the bonds issued by Pechiney that are convertible or exchangeable into new or existing Pechiney Common Shares (obligations à option de conversion en actions nouvelles et/ou d’échange en actions existantes) (the “Pechiney OCEANEs”) (the Pechiney OCEANEs, together with the Pechiney Common Shares, the Pechiney Bonus Allocation Rights and the Pechiney ADSs, the “Pechiney Securities”) of Pechiney in exchange for cash consideration and Alcan Common Shares. On December 15, 2003, Alcan acquired approximately 92.21% of Pechiney share capital and 93.55% of Pechiney voting rights, on a fully diluted basis.

On January 15, 2004, following a subsequent offering period under the Offers, Alcan acquired additional Pechiney Securities, resulting in Alcan acquiring an aggregate of 81,777,575 Pechiney Common Shares (including 161 Pechiney Common Shares underlying 1,617 Pechiney Bonus Allocation Rights) and 7,871,987 Pechiney OCEANEs tendered in the Offers, which represented 97.80% of Pechiney share capital and 97.77% of Pechiney voting rights, on a fully diluted basis.

The consideration paid by Alcan pursuant to its Offers for Pechiney was 0.5441 Alcan Common Shares and €29.60 in cash in exchange for each Pechiney Common Share, two Pechiney ADSs or ten Pechiney Bonus Allocation Rights tendered, and €83.80 in cash for each Pechiney OCEANE tendered, for total consideration paid in the Offers of 44,495,180 Alcan Common Shares and €3,080,288,752.

In order to fund the cash consideration paid in connection with its Offers for Pechiney, Alcan used its working capital and the net proceeds of its issuance on December 8, 2003 of U.S.$500 million of 5.20% Notes due 2014 and U.S.$750 million of 6.125% Notes due 2033. In addition, Alcan borrowed from its wholly-owned subsidiary, Alcan Aluminum Corporation, the net proceeds of Alcan Aluminum Corporation’s issuance on December 8, 2003 of U.S.$500 million Floating Rate Notes due 2004 and U.S.$500 million Floating Rate Notes due 2005, and used such net proceeds to fund another portion of the cash consideration.

Additional information required by Item 2(a) relating to the principle followed in determining the amount of the consideration paid by Alcan was included in the section entitled “The Offers—Chronology of the Decision-Making Process for the Offers” of the prospectus, dated October 24, 2003, which constitutes a part of Alcan’s registration statement on Form S-4, as amended (Registration No. 333-106851) (the “Prospectus”). Additional information required by Item 2(a) relating to the description of Pechiney and the assets acquired was included in the section entitled “Information about Pechiney” of the Prospectus and in the sections entitled “History and Overview of Pechiney” and “Structure of Pechiney’s Operations” under Item 5 of Alcan’s Current Report on Form 8-K filed on December 3, 2003.

(b)     The information required by Item 2(b) relating to the nature of the business in which the acquired assets were used by Pechiney and Alcan’s intent to continue such use was included in the sections entitled “The Offers—Reasons for the Offers” and “Information about Pechiney” of the Prospectus and in the sections entitled “History and Overview of Pechiney” and “Structure of Pechiney’s Operations” under Item 5 of Alcan’s Current Report on Form 8-K filed on December 3, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of Business Acquired

The financial statements required by Item 7(a) were included in Alcan’s registration statement on Form S-4, as amended (Registration No. 333-106851) and under Item 5 of Alcan’s Current Report on Form 8-K filed on November 25, 2003.

(b)    Pro Forma Financial Information

The pro forma financial information required by Item 7(b) was included in Alcan’s registration statement on Form S-4, as amended (Registration No. 333-106851) and under Item 5 of Alcan’s Current Report on Form 8-K filed on November 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada.

ALCAN INC.
By	/s/ Roy Millington Roy Millington Corporate Secretary

Date: February 2, 2004